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                                                                    EXHIBIT 4.21

              AMERICAN AIRLINES, INC. PASS THROUGH TRUST AGREEMENT
                                  March 21,2002

INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of June 30, 2003 among U.S. Bank National Association ("Resigning Trustee"), American Airlines, Inc., a Delaware corporation (the "Company"), and U.S. Bank Trust National Association (the "Successor Trustee").

                                    RECITALS

         A. The Resigning Trustee acts as successor Trustee under the Pass Through Trust Agreement, dated as of March 21, 2002 (the "Basic Agreement"), as supplemented by those certain separate Trust Supplements as described on Schedule 1 hereto (the "Trust Supplements"), between the Company and the Resigning Trustee. Capitalized terms used herein and not defined shall have the meanings ascribed to them in or by reference in the Basic Agreement and the Trust Supplements.

         B. The Resigning Trustee wishes to resign as Trustee under the Basic Agreement and each of the Trust Supplements; the Company wishes to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee under the Basic Agreement and the Trust Supplements and the Successor Trustee wishes to accept such appointments.

         NOW, THEREFORE, the Company, the Resigning Trustee and the Successor Trustee agree as follows:

                                   ARTICLE ONE
                              THE RESIGNING TRUSTEE

Section 101. Pursuant to Section 7.09(b) of the Basic Agreement, the Resigning Trustee hereby resigns as Trustee under the Basic Agreement, the Trust Supplements, the Intercreditor Agreements, the Participation Agreements (as described in the Trust Supplements) and all such other related transaction documents or instruments to which the Resigning Trustee is a party (collectively, the "Operative Documents"). The Resigning Trustee agrees to execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee under the Basic Agreement, the Trust Supplements and the other Operative Documents.

Section 102. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

         (a) To the knowledge of the Resigning Trustee, no Events of Default have occurred or are continuing under the Trust Supplements or the other Operative Documents.

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         (b)      There is no action, suit or proceeding pending or, to the best of the knowledge of the Responsible Officers of the Resigning Trustee assigned to its Corporate Trust Department, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee under the Basic Agreement or the other Operative Documents.

         (c) It assumes continued responsibility for its actions or omissions during its term as Trustee under the Basic Agreement, each Trust Supplement and the other Operative Documents.

                                   ARTICLE TWO
                                   THE COMPANY

Section 201. The Company hereby (a) appoints the Successor Trustee as Trustee under the Basic Agreement and each Trust Supplement.

Section 202. The Company hereby confirms to the Successor Trustee all the rights, trusts and powers under the Operative Documents hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

                                  ARTICLE THREE
                              THE SUCCESSOR TRUSTEE

Section 301. The Successor Trustee hereby represents and warrants to the Company and the Secretary that the Successor Trustee is qualified and eligible under the provisions of Article VII of the Basic Agreement.

Section 302. The Successor Trustee hereby accepts its appointment as Trustee under the Basic Agreement and the Trust Supplements and shall hereby be vested with all the rights, powers, trusts and duties of the Trustee under the Basic Agreement, the Trust Supplements and the other Operative Documents. The Successor Trustee agrees to execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee under the Basic Agreement, the Trust Supplements and the other Operative Documents.

                                  ARTICLE FOUR
                                  MISCELLANEOUS

Section 401. This Instrument and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on the date first above written upon the execution and delivery hereof by each of the parties hereto.

Section 402. The Instrument shall be governed by and constructed in accordance with the laws of the jurisdiction which govern the Basic Agreement and the Trust Supplements and their construction.

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Section 403. This instrument may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

               [SIGNATURES OF THE PARTIES APPEAR ON THE NEXT PAGE]

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         IN WITNESS WHEREOF, the parties hereby have caused this Instrument of
Resignation, Appointment and Acceptance to be executed by their duly authorized officers all as of the day and year first above written.

                                          AMERICAN AIRLINES, INC.
                                          (the "Company")

                                          By: /s/ Michael P. Thomas
                                             -----------------------------------
                                                  Michael P. Thomas
                                                  Managing Director,
                                                  Corporate Finance and Banking

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                                          U.S. BANK NATIONAL ASSOCIATION
                                          (the "Resigning Trustee")

                                          By: /s/ Alison D.B. Nadeau
                                             -----------------------------------
                                          Name: Alison D.B. Nadeau
                                          Title: Vice President

                                          U.S. BANK TRUST NATIONAL ASSOCIATION
                                          (the "Successor Trustee")

                                          By: /s/ Alison D.B. Nadeau
                                             -----------------------------------
                                          Name: Alison D.B. Nadeau
                                          Title: Vice President

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                                   SCHEDULE 1

Trust Supplement No. 2002-1G, dated as of September 24, 2002, between the Company and the Resigning Trustee in respect of American Airlines Pass Through Trust 2002-1G.

Trust Supplement No. 2002-1C, dated as of September 24, 2002, between the Company and the Resigning Trustee in respect of American Airlines Pass Through Trust 2002-1C.

Trust Supplement No. 2002-1D, dated as of September 24, 2002, between the Company and the Resigning Trustee in respect of American Airlines Pass Through Trust 2002-1D.